UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2007

APRIA HEALTHCARE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14316 (Commission File Number)	33-0488566 (I.R.S. Employer Identification Number)

26220 Enterprise Court Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)

Registrant’s telephone number: (949) 639-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the following information is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934:

Representatives of the registrant are scheduled to make a presentation to investors at the Bank of America 2007 Healthcare Conference in Las Vegas, Nevada on Thursday, May 31, 2007 at approximately 8:00 a.m. Pacific Daylight Time.

Although the presentation is not expected to include any material non-public information, the registrant will post a copy of the presentation on its web site at http://www.apria.com/home/ under the tabs titled “About Apria” and “Investor Relations” (click at the bottom of the Corporate Profile page as indicated to enter the investor relations portion of the web site and find the presentation under the heading “Featured Documents”). The presentation will be posted shortly prior to the scheduled presentation time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA HEALTHCARE GROUP INC. Registrant
May 31, 2007	/s/ RAOUL SMYTH Raoul Smyth Vice President, Associate General Counsel and Assistant Secretary